Exhibit 10.1

GLOBALSTAR, INC.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

FOR MEMBERS OF THE BOARD OF DIRECTORS UNDER

AMENDED AND RESTATED 2006 GLOBALSTAR, INC.

EQUITY INCENTIVE PLAN

THIS AWARD AGREEMENT (“Agreement”), is entered into as of November 14, 2008 (the “Grant Date”), by and between GLOBALSTAR, INC., a Delaware corporation (the “Company”), and                                    (“Director”).

1.                                      GRANT.  In accordance with Resolutions adopted by Unanimous Consent of its Board of Directors (the “Board”) effective on the Grant Date, the Company hereby awards Director, subject to and in accordance with the terms and conditions of this Agreement and the Amended and Restated 2006 Globalstar, Inc. Equity Incentive Plan (as amended or restated from time to time, the “Plan”), a total of Two Hundred Thousand (200,000) non-qualified stock options (“Options”), each Option to purchase one share of the Company’s Common Stock, par value $0.0001 per share (a “Share”), at the option price (“Option Price”) of $0.38 per share, which is the NASDAQ closing bid price for a Share on the Grant Date.

2.                                      CONSIDERATION.  The award made by this Agreement is in consideration and full satisfaction of past and future service by Director as a member of the Board (“Service”).

3.                                      VESTING; FORFEITURE.

(a)                                  The Options are fully vested on the Grant Date; provided, however, that a specified number of the Options, as set forth in the table appended hereto as Schedule 3(a) (“Forfeiture Table”), shall remain subject to the Condition of Forfeiture as defined in Section 3(b).  Upon the occurrence of the Condition of Forfeiture, after the date of this Agreement but before the then next-to-expire date on the Forfeiture Table, the applicable number of Options shown on the Forfeiture Table shall without notice automatically and immediately be divested, forfeited, and become null and void.  For example, if the Condition of Forfeiture should occur on December 31, 2008, the number of Options not subject to the Condition of Forfeiture would be 104,167 and the remaining subject to the Condition of Forfeiture would be 95,833.  Likewise, if the Condition of Forfeiture should occur on January 1, 2009, the number of options not subject to the Conditions of Forfeiture would be 108,334 and the remaining subject to the Condition of Forfeiture would be 91,666.

(b)                                 The “Condition of Forfeiture” is that the Director’s Service shall terminate because:  (i) Director voluntarily resigns from Service as a member of the Board; or (ii) Director, at the expiration of the Director’s current term as a member of the Board has not been nominated for an additional term as a member of the Board because the Director has voluntarily informed (or, having been nominated for an additional term, Director subsequently voluntarily informs) the Board that the Director will not continue in Service after expiration of the Director’s term, or (iii) at any time, regardless of whether Director has been nominated for an additional term, Director either resigns for “Cause” (as defined in Section 4), or is requested, by notice as specified below, by the Chairman of the Board or by a majority of Board members to resign, from Service for Cause.  For purposes of determining when a Condition of Forfeiture has occurred under (i) or (ii) if this Section 3(b), the term “Board” includes informing the Chairman of the Board or of any committee of the Board having authority to make or recommend nominations for members of the Board.

(c)                                  For avoidance of doubt, the intention of this Agreement is that any failure of Director to continue in Service that is directly and solely attributable to reasons (i), (ii), or (iii) under Section 3(b) shall automatically and immediately result in the Condition of Forfeiture lapsing and all Options no longer being subject to forfeiture.  For example, and not by way of limitation:

(i)                                     failure of Director, having been so nominated, to achieve re-election by the requisite vote of the Company’s stockholders shall result in the Condition of Forfeiture lapsing unless the Director shall have been notified in writing prior to the vote of the stockholders becoming final, that the Director is being requested to resign for Cause;

(ii)                                  failure of Director to continue in Service because of any reorganization or change in control (as such events are generally and liberally understood) of the Company shall result in the Condition of Forfeiture lapsing; and

(iii)                               the death of Director or Director’s permanent and total disability to perform substantially the duties of Director’s Service shall result in the Condition of Forfeiture lapsing unless the Director affected shall, prior to the occurrence of death or onset of disability, have been duly notified in writing that the Director is being requested to resign for Cause.

4.                                      CAUSE.  For purposes of this Agreement, “Cause” means (i) any act of fraud, theft, or misappropriation of property relating to the Company; (ii) any material neglect or misconduct by Director in discharging the ordinary and necessary duties of Service; (iii) any conviction, or plea of guilty or no contest, by Director for any felony or any other crime related to Director’s Service and involving moral turpitude; or (iv) any action or failure to act by Director which results in a penalty or sanction being levied against Director or the Company by the Securities and Exchange Commission or the Federal Communications Commission.  Prior to the date that all Options cease to be subject to forfeiture, the Company shall not, for Cause, either remove Director from Service, request Director’s resignation, or fail to nominate Director for an additional term of Service unless the Company first provides Director with written notice that includes a statement of the acts and omissions giving rise to the “for Cause” decision, and that provides Director with an opportunity to be heard by the Board on the subject.  After such notice and opportunity to be heard have been given, the decision of the Board on the question of whether Cause exists shall be final and conclusive.

5.                                      COMPLIANCE WITH RULE 16B-3.  The Options subject to this Agreement have been approved by the Board of Directors in compliance with Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934.

6.                                      EXPIRATION OF OPTIONS.  Subject to applicable law and the Company’s then-effective insider trading policy, Options no longer subject to the Condition of Forfeiture may be exercised at any time, and from time to time, in the manner provided in this Agreement, until five o’clock p.m., Pacific Standard Time, on November 14, 2018 (the “Expiration Time”).

7.                                      EXERCISE.  Only Options that are not subject to the Condition of Forfeiture may be exercised.  In order to exercise any Option, Director must deliver to the Company a written notice at any time until the Expiration Time indicating the number of Options being exercised, accompanied by full payment of the Option Price applicable to the exercise.  Director may exercise Options as often as a notice is given and payment is tendered in accordance with this Agreement, except that each exercise must be in the minimum amount of at least 1,000 Options, plus additional amounts of at least 100 Options, unless the total number of Options not then subject to the Condition of Forfeiture is less than 1,000, in which case any exercise submitted by Director must be for not less than all remaining Options.  Director may pay the Option Price in cash, by transferring to the Company Shares owned by Director for at least six months prior to the exercise with a Fair Market Value on the date of exercise equal to or in excess of the Option Price, by delivery of an irrevocable instruction to a broker approved by the Company of properly executed instructions, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares issued upon exercise of an Option, or by a combination of the foregoing.  Director shall have no rights as a stockholder with respect to purchased Shares before the exercise of an Option and delivery to Director of a certificate evidencing those Shares or a statement evidencing the entry of the Shares in Director’s name in book entry form.

8.                                      TAXES.  Upon exercise of Options, Director will become liable for and must pay all applicable U.S. federal, state, and local taxes resulting from exercise.  Director agrees that the preceding sentence shall not relieve Director of the obligation to obtain tax advice from Director’s independent taxation advisor(s).  The foregoing notwith-standing, the Company may, but shall not be obligated to Director to, withhold all applicable taxes become due from Director upon exercise of the Options (by withholding of Shares from delivery or otherwise) from the proceeds of any exercise or from any directors’ fees or other payments then due or to become due to Director.  Subject to compliance with applicable law, Director may satisfy the Company’s tax withholding by the Company in accordance with procedures established by the Company providing for delivery by Director to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares issued upon exercise of Options.  It is the intention of the parties that Options, and Shares issued upon exercise of Options, under this Agreement shall comply with, and/or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, so that no adverse tax consequences of such Section will be imposed upon Director at the time any exercise of Options.  This Agreement is not intended to be a qualified plan under the Federal Employee Retirement Income Security Act.  Nothing in this Agreement shall be construed to be at variance with these intentions.

9.                                      ADJUSTMENT.  If any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, merger or consolidation, split-up, spin-off, or other similar corporate transaction or event occurs prior to exercise of an Option, then the Board or the Compensation Committee of the Board (the “Committee”) shall adjust the number and kind of shares subject to the Option and the purchase price of such shares in such manner as the Committee may deem equitable and appropriate within the limits of applicable law and NASDAQ or other exchange rules.

10.                               TRANSFERABILITY.  Director may not transfer the Options or Director’s rights under this Agreement other than (i) by will, (ii) by the laws of descent and distribution applicable to Director’s estate, or (iii) by grant to the trustee of an irrevocable or living trust for the benefit of Director and/or Director’s estate or beneficiaries as designated from time to time in accordance with such trust (a “Permitted Trust”).  Options shall be exercisable during Director’s lifetime only by Director or by Director’s guardian, legal representative, or the trustee of a Permitted Trust, and after Director’s death only by the duly appointed and qualified personal representative of Director’s estate or the trustee of a Permitted Trust to which such property or rights have been duly transferred.

11.                               LAWS AND REGULATIONS.  No Shares shall be issued upon exercise of Options unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Board or the Committee.  The Board or the Committee shall have the right to condition any issuance of Shares to Director hereunder on Director’s undertaking in writing to comply with such restrictions on the subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

12.                               RESERVATION OF REGISTERED SHARES.  As soon as practicable, the Company shall cause Shares that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) corresponding in number to the Options awarded, without regard to possible future forfeiture, to be reserved by the Company’s registrar and transfer agent for issuance upon exercise of Options.  The Company shall thereafter use its best efforts to maintain the effectiveness of such registration and qualification until exercise or earlier expiration of the Options.

13.                               MARKET STANDOFF PERIOD.  Director acknowledges and agrees that if so requested in connection with any registration of the offering of any securities of the Company (or any successor) under the Securities Act, Director will not sell or otherwise transfer any Shares or other securities of the Company (or a successor) during the 180-day period (or such other period as may be requested by any underwriter or the Company in writing) (the “Market Standoff Period”) following the effective date of a registration statement of the Company (or any successor), any parent corporation (as defined in Section 424 of the Internal Revenue Code) or any Subsidiary filed under the Securities Act.  To enforce this restriction, such entity may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

14.                               NOTICES.  Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, to the attention of either the Director of Human Resources or the Corporate Secretary, or to Director at the address then on record with the Company, as the case may be. Notices shall be effective when delivered or, if delivery is released, when delivery is attempted in the ordinary course.  Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

15.                               HEADINGS.  The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

16.                               INTERPRETATION.  Nothing in this Agreement shall be construed to:  (i) confer on Director any right to be granted any option, right, or benefit other than as set forth herein or at the sole discretion of the Board or Committee; (ii) confer on Director any rights whatsoever with respect to Shares except as specifically provided in this Agreement; (iii) limit in any way the right of the Company terminate Director’s Service at any time (however such termination may give rise to rights on behalf of Director as described in the final sentence of this Section [16]; or (iv) be evidence of any agreement or understanding, expressed or implied, that the Company or its subsidiaries or affiliates will employ or retain Director in any position, including without limitation as a member of the Board of Directors, at any rate of compensation or for any period of time.  In the event that Director’s Service terminates before November 14, 2018, Director’s rights shall be limited exclusively to the rights expressly provided for in this Agreement.

17.                               GOVERNING LAW: INTERPRETATION.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard, except as to matters pertaining to estate planning, to California conflict of laws principles.  It is subject to and shall be interpreted to be consistent with the Plan.

18.                               SUCCESSORS AND ASSIGNS.  This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and Director and Director’s personal representatives and permitted assigns.

19.                               AMENDMENT; COUNTERPARTS.  This Agreement may be amended or modified at any time by an instrument in writing signed by both parties hereto.  This Agreement and any amendments thereto may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.                               SURVIVAL OF AGREEMENT.  To the extent necessary to carry out the intentions of the parties hereto, the respective rights and obligations of the parties hereunder shall survive any termination of this Agreement.

GLOBALSTAR, INC.

By:	James Monroe III

Title:	Chairman of the Board and	Member of the Board of Directors
Chief Executive Officer

SCHEDULE 3(a)

FORFEITURE TABLE

Number of Options Not Subject to Condition of Forfeiture	Number of Options Remaining Subject to Condition of Forfeiture	Until Effective Date of Non-Forfeiture Set Forth Below

100,000	100,000	November 14, 2008
104,167	95,833	December 1, 2008
108,334	91,666	January 1, 2009
112,500	87,500	February 1, 2009
116,667	83,333	March 1, 2009
120,834	79,166	April 1, 2009
125,000	75,000	May 1, 2009
129,167	70,833	June 1, 2009
133,334	66,666	July 1, 2009
137,500	62,500	August 1, 2009
141,667	58,333	September 1, 2009
145,834	54,166	October 1, 2009
150,000	50,000	November 1, 2009
154,167	45,833	December 1, 2009
158,334	41,666	January 1, 2010
162,500	37,500	February 1, 2010
166,667	33,333	March 1, 2010
170,834	29,166	April 1, 2010
175,000	25,000	May 1, 2010
179,167	20,833	June 1, 2010
183,334	16,666	July 1, 2010
187,500	12,500	August 1, 2010
191,667	8,333	September 1, 2010
195,834	4,166	October 1, 2010
200,000	- 0 -	November 1, 2010